EXHIBIT 23(a)








                              ACCOUNTANT'S CONSENT




         We have issued our report dated November 7, 2001, accompanying the consolidated financial statements of Winton Financial Corporation which are incorporated within the Annual Report on Form 10-K for the year ended September 30, 2001. We hereby consent to the incorporation by reference of said report in Winton's Form S-8 regarding the 1999 Stock Option and Incentive Plan.


/s/Grant Thornton LLP


Cincinnati, Ohio
April 1, 2002